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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant:	☐
Filed by a Party other than the Registrant	☑
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to Rule 14a-12
Motient Corporation
(Name of Registrant as Specified in Its Charter)
Highland Capital Management, L.P.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SEC 1913(04-05)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

     On June 2, 2006, Highland Capital Management, L.P. (“Highland”) issued a press release regarding the filing on the same date of a preliminary proxy statement to replace the board of directors of Motient Corporation (the “Company”). A copy of the press release is attached hereto as Exhibit 2.
     Also on June 2, 2006, Highland disseminated certain information and materials regarding its proxy solicitation on an Internet website (www.ABetterMotient.com), which information and materials are attached hereto as Exhibit 3.
     HIGHLAND STRONGLY ADVISES ALL SECURITY HOLDERS OF THE COMPANY TO READ ITS PROXY STATEMENT WHEN AND IF IT BECOMES AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. INVESTORS CAN GET THE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, WHEN AND IF AVAILABLE, FOR FREE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, ANY SUCH PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, WHEN AND IF AVAILABLE, WILL BE AVAILABLE FOR FREE FROM THE PARTICIPANTS BY CONTACTING HIGHLAND’S SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885, OR BY COLLECT CALL AT (212) 929-5550.
     INFORMATION CONCERNING THE IDENTITY OF THE POTENTIAL PARTICIPANTS IN ANY SUCH POTENTIAL PROXY SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN EXHIBIT 1 HERETO. Security holders of the Company can also obtain information concerning the identity of the potential participants in any such potential proxy or consent solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free by contacting Highland’s solicitor, MacKenzie Partners, Inc., at its toll-free number: (800) 322-2885, or by collect call at (212) 929-5550.

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